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                                                                   EXHIBIT 10.27

                           Chou Golf Design Labs, Inc.
                  Research, Development and Consulting Contract
                               Contract Amendment

         This Amendment to the Research, Development and Consulting Contract ("Amendment") effective as of January 1, 1997, is entered into by and between Hippo, Inc. a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 4400 North Federal Highway, Suite 410, Boca Raton, Florida ("Hippo") and Chou Golf Design Labs, Inc., a corporation existing under the laws of the State of Pennsylvania with its principal place of business at 3260 Horizon Drive, King of Prussia, Pennsylvania ("Chou").

     In consideration of the mutual promises, covenants and undertakings herein contained and for other good and valuable consideration by each of the other given, receipt of which is hereby mutually acknowledged, the parties hereby agree that the Research, Development and Consulting Contract effective as of October 8, 1996 entered into by Hippo and Chou ("Contract") shall be amended as of January 1, 1997 as follows:

     1. Section 2.1(a) shall be deleted in its entirety and replaced with the following paragraph:

     During the period from January 1, 1997 to December 31, 1998 Chou shall be paid a monthly fee of $12,500.00.

     2. Section 2.1(f) shall be added as follows:

     Subject to the terms and conditions set forth herein, Chou shall receive options to purchase 20,000 shares of Common Stock of Hippo, Inc. at a price of $0.25 per share. These options are subject to vest as follows: 10,000 shares shall vest on December 31, 1997 subjected to this Contract being in effect and 10,000 shall vest on December 31, 1998 upon final performance of this contract.

     3. This Amendment shall be construed and enforced in accordance with the laws of the State of Florida without regard to its principles of conflict of law.

     4. As amended hereby, the Contract shall hereafter continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF the parties have hereto executed this Amendment as of the date first written above.

     Chou Golf Design Labs, Inc.                Hippo, Inc.

         By: /S/ Art Chou                       By: /S/ Paul Berger
             -------------------------              ---------------------------
         Title: President                           Title: CEO


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         Date: May 4, 1997                          Date: April 21, 1997




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                                   APPENDIX A

HiPPO INSENT HOSEL

DESCRIPTION AND BENEFITS

         Inset in golf clubs is the distance from the heel most side of the hosel to the heel most portion of the club head. In most clubs there is no distance between the two as there is no inset.

         It is believed that the movement of the hosel "in" toward the center of the club head (therefore the term "inset") provides the following performance benefits:

                  a. By reducing the distance between the centerline of the shaft and the center of gravity (CG), the moment of inertia (MOI) is reduced and causes the club face to return to square or close faster than a conventional hosel placement. This feature helps the average golfer, who has the tendency to leave the face open at impact and therefore hit the ball to the right, square the club face and hit straighter shots.

                  b. The reduced MOI also increases the stability of the head on impact, creating more solid shots and therefore more distance on off center hits.

         The HiPPO Inset Hosel moves the hosel, the maximum distance toward the CG allowed (.625 in.) by the USGA in order to provide the maximum benefit.



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                                   Appendix A

                                    "DESIGNS"


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